UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

See Item 5.02 below.

Item 2.02. Results of Operations and Financial Condition

On July 17, 2013 Hill-Rom Holdings, Inc. (the “Corporation”) issued a press release regarding anticipated preliminary financial results for the third quarter of fiscal year 2013.  A copy of this press release is attached hereto as Exhibit 99.1.

The Corporation routinely provides earnings per share results and guidance on an adjusted basis because the Corporation’s management believes that the presentation provides useful information to investors.  These measures exclude strategic developments, special charges or other unusual events.  Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the Corporation's reported operations for a period. Often, prospective quantification of such items is not feasible.  Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

On July 15, 2013, Mark Guinan, Chief Financial Officer of the Corporation, informed the Corporation that he was resigning to accept a position with another company, effective as of July 26, 2013.

New Interim Chief Financial Officer

As of July 19, 2013, Michael Macek, the Vice President and Treasurer of the Corporation, will assume the additional duties of Interim Chief Financial Officer and become the principal financial officer of the Corporation pending the search for Mr. Guinan’s replacement.  Mr. Macek, 41, was elected Treasurer in March 2011.  Prior to such date, he held the position of Executive Director, Treasury for Hill-Rom since 2008, and a series of financial positions with Hill-Rom since 2005.

1

Mr. Macek is a party to an employment agreement dated February 26, 2011 with the Corporation.  His annual salary under the agreement will be $210,125, and he will be entitled to receive short-term and long-term incentive compensation.  If his employment is terminated without cause or he terminates employment for good reason, the Corporation is required to pay severance equal to six months of base salary.  The employment agreement also contains a limited eighteen month non-competition and non-solicitation agreement.  Mr. Macek is also eligible for other benefits that are commonly found in corporate employment agreements.  Additionally, in connection with his election as Treasurer, Mr. Macek executed the Corporation’s standard indemnity agreement, which obligates the Corporation to indemnify him to the fullest extent permitted by the laws of the State of Indiana.

The foregoing summary of the agreements between the Corporation and Mr. Macek is qualified in its entirety by reference to the full text of such documents, filed as an Exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Exhibit

10.1	Employment Agreement between Hill-Rom Services, Inc. and Michael Macek, dated February 26, 2011

10.2	Officer Indemnity Agreement between Hill-Rom Holdings, Inc. and Michael Macek, dated March 16, 2011

99.1	Press release, dated July 17, 2013, issued by the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: July 17, 2013	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and
Secretary